UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 25, 2017

BAZAARVOICE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10901 Stonelake Blvd.
Austin, Texas 78759
(Address of principal executive offices, including zip code)
(512) 551-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On April 25, 2017, the Board of Directors (the “Board”) of Bazaarvoice, Inc. (the “Company”, “we” or “us”), appointed Allison M. Wing as a member of the Board, effective immediately, and designated Ms. Wing as a Class II director to stand for election at the Company’s 2019 annual meeting of stockholders.

Allison (Ali) M. Wing serves as the chief marketing officer and EVP of digital channels at Maurices Incorporated, a North American women's clothing omnichannel retailer that is a subsidiary of the Ascena Retail Group, Inc. Ms. Wing was responsible for launching Maurices' multi-tender loyalty program, developing their first customer insights data production platform and launching their enterprise-wide eCommerce platform. Prior to joining Maurices in September 2014, Ms. Wing was the CEO & Founder of giggle, Inc., a multichannel retailer, wholesaler and licenser of baby products. Over the 10 years she served at giggle, she built it into a leading brand in juvenile products. Ms. Wing started her career with Nike, Inc. in marketing and later moved into corporate development at Nike. Ms. Wing holds a B.A. degree from Lewis and Clark College, and earned her M.B.A. from the Northwestern Kellogg School and a J.D. from the Northwestern School of Law.

Ms. Wing is covered by our outside director compensation policy as described in our Notice of 2016 Annual Meeting of Stockholders filed with the SEC on August 26, 2016, which description is incorporated into this Item 5.02 by reference. In accordance with the outside director compensation policy, Ms. Wing is eligible to receive annual cash retainers for Board service, committee service and service as chairperson of a committee, an initial award of restricted stock upon joining the Board and an annual award paid in stock options or restricted stock at her election.

Ms. Wing has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Kin Gill
Kin Gill Chief Legal Officer, General Counsel and Secretary
Date: April 26, 2017